Exhibit 99.1

IN8bio Reports Third Quarter 2025 Financial Results and Recent Business Highlights

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Presented new preclinical data on INB-619, a novel gamma-delta (γδ) T cell engager (TCE), demonstrating equivalent potency comparable to FDA-approved commercial products with minimal adverse cytokine release, highlighting its potential to achieve deep B cell depletion with an improved safety profile
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Expanded Phase 1 INB-100 trial to The James Comprehensive Cancer Center at The Ohio State University, supporting faster enrollment to complete the Phase 1 expansion cohort
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Continued to advance IN8bio’s proprietary γδ T cell platform with ongoing pipeline progression and updated INB-200/400 clinical data in newly diagnosed glioblastoma (GBM) to be presented at the 2025 Society for Neuro-Oncology (SNO) Annual Meeting

NEW YORK, November 6, 2025 - IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta T cell therapies for cancer and autoimmune diseases, today reported financial results and business highlights for the third quarter ended September 30, 2025.

Key Highlights:

Presented New Preclinical Data on INB-619 at ACR Convergence 2025

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IN8bio presented compelling new preclinical data on INB-619, its CD19 targeting γδ TCE, at the 2025 American College of Rheumatology (ACR) Convergence Meeting. In preclinical systemic lupus erythematosus (SLE) donor models, INB-619 achieved complete elimination of B cells with efficacy equivalent to commercial CD19 and CD20 engagers, including the FDA-approved compounds blinatumomab and mosunetuzumab.
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The data showed that INB-619’s selective γδ T cell activation drives deep B cell depletion with minimal cytokine release, confirming the potential for improved safety over conventional CD3-directed engagers in development.
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INB-619’s targeted immune activation and cytokine-sparing design could allow for higher doses, deeper B cell depletion and immune reset that has not been observed with other protein engagers to date.

Expanded INB-100 Clinical Trial to Multiple Sites

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IN8bio expanded the Phase 1 trial of INB-100 to include The Ohio State University (OSU), diversifying centers and accelerating patient enrollment.

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The addition of Sarah A. Wall, M.D., the Director of Clinical Operations for the Transplant and Cell Therapy Program and an expert in elderly patients with leukemias from this leading academic institution, underscores the strong clinical interest in advancing INB-100, a donor-derived, allogeneic γδ T cell therapy in patients with leukemias undergoing haploidentical stem cell transplantation.

William Ho, CEO and co-founder of IN8bio, commented, “During the quarter, we continued to execute on our goal of developing next-generation γδ T cell therapies. Our focus on the novel biology of γδ T cells underscores our advancements along with the strength and versatility of our DeltEx™ platform. This quarter, we expanded our INB-100 clinical operations to additional sites to accelerate enrollment, and we reported compelling preclinical data at the 2025 ACR Convergence Meeting. Our INB-619 program is a novel and differentiated program in a sea of CD3-based TCE’s that have yet to achieve immune reset in the autoimmune disease setting. We remain focused on delivering the next generation of γδ T cell therapies designed to redefine immune modulation and improve patient outcomes.”

Upcoming Anticipated Pipeline Milestones and Events

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Updated Phase 1 and 2 data from the INB-200/400 program in newly diagnosed GBM to be presented at the SNO Annual Meeting, November 19-23, 2025
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Additional preclinical data from INB-619 γδ T cell engager program in oncology will be presented at the American Society of Hematology (ASH) Annual Meeting, December 6-9, 2025

Third Quarter 2025 Financial Highlights

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Research and Development (R&D) expenses: R&D expenses were $2.1 million for the three months ended September 30, 2025, compared with $3.3 million for the comparable prior year period. This amount includes non-cash items such as stock-based compensation (SBC) and depreciation of $0.5 million for the three months ended September 30, 2025. The change was primarily due to a strategic pause on clinical trial-related activities for the INB-400 program last year and personnel-related costs, which followed the Company’s pipeline prioritization announcement in September 2024. The Company continues to prioritize programs demonstrating the strongest clinical signal and commercial opportunity.
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General and administrative (G&A) expenses: G&A expenses were $1.9 million for the three months ended September 30, 2025, compared with $2.7 million for the comparable prior year period. This amount includes non-cash items such as SBC and depreciation of $0.4 million for the three months ended

September 30, 2025. The change was primarily due to cost savings related to personnel-related costs, director and officer insurance premiums and professional services.
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Net loss: The Company reported a net loss of $3.9 million, or $0.85 per basic and diluted common share, for the three months ended September 30, 2025, compared with a net loss of $7.1 million, or $4.49 per basic and diluted common share, for the comparable prior year period.
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Cash position: As of September 30, 2025, the Company had cash of $10.7 million, compared with $4.0 million as of September 30, 2024.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing γδ T cell product candidates for unmet medical needs. γδ T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The Company's lead program, INB-100, is focused on acute myeloid leukemia, evaluating haplo-matched allogeneic γδ T cells given to patients following a hematopoietic stem cell transplant. The Company is also evaluating autologous DeltEx DRI γδ T cells, in combination with standard of care, for glioblastoma in its INB-200 and 400 programs, and INB-600, advancing novel γδ T cell engagers for potential oncology and autoimmune indications. For more information about IN8bio, visit www.IN8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the potential to accelerate enrollment of the Phase 1 trial of INB-100; the potential of INB-619 to achieve deep B cell depletion and immune reset with an improved safety profile over conventional CD3-directed engagers in development, including the potential for higher dose levels; IN8bio’s ability to develop gamma-delta T cell therapies that redefine immune modulation and improve patient outcomes; IN8bio’s ability to achieve anticipated milestones, including expected presentations and data readouts from its trials and advancement of clinical development plans; and other statements that are not historical fact. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may be unable to raise additional capital and could be forced to delay, further reduce or to explore other strategic options for certain of its development programs, or even terminate its operations; IN8bio’s ability to continue to operate as a going concern; the risk that IN8bio may not realize the intended benefits of its DeltEx platform; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; the uncertainty of regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 7, 2025, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

IN8BIO, INC.

CONDENSED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,
	2025	December 31,
	(unaudited)	2024
Assets		(Note 2)
Current assets
Cash	$10,689	$11,120
Prepaid expenses and other current assets	1,079	1,458
Total Current Assets	11,768	12,578
Non-current assets
Property and equipment, net	2,103	2,858
Restricted cash	273	266
Right-of-use assets - finance leases	416	1,068
Right-of-use assets - operating leases	2,039	3,899
Other non-current assets	169	275
Total Non-Current Assets	5,000	8,366
Total Assets	$16,768	$20,944
Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable	$204	$389
Accrued expenses and other current liabilities	418	1,047
Short-term finance lease liability	343	694
Short-term operating lease liability	738	953
Total Current Liabilities	1,703	3,083
Long-term finance lease liability	64	295
Long-term operating lease liability	1,812	3,088
Total Non-Current Liabilities	1,876	3,383
Total Liabilities	3,579	6,466
Stockholders' Equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized at September 30, 2025 and December 31, 2024, respectively; no shares issued and outstanding	—	—
Common stock, par value $0.0001 per share; 490,000,000 shares authorized at September 30, 2025 and December 31, 2024; 4,589,196 and 2,416,066 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively(1)	10	7
Additional paid-in capital	149,333	136,127
Accumulated deficit	(136,154)	(121,656)
Total Stockholders' Equity	13,189	14,478
Total Liabilities and Stockholders' Equity	$16,768	$20,944

(1) All share amounts and per share amounts disclosed above have been restated to reflect a one-for-thirty reverse stock split effected in June 2025. Refer to the Quarterly Report on Form 10-Q, for details.

IN8BIO, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$2,104	$3,309	$7,563	$13,368
General and administrative	1,863	2,732	7,265	10,007
Severance and related charges	—	1,068	—	1,068
Total operating expenses	3,967	7,109	14,828	24,443
Interest income	113	23	330	166
Loss from operations	(3,854)	(7,086)	(14,498)	(24,277)
Net loss	$(3,854)	$(7,086)	$(14,498)	$(24,277)
Net loss per share – basic and diluted	$(0.85)	$(4.49)	$(4.18)	$(16.02)
Weighted-average number of shares used in computing net loss per common share, basic and diluted(1)	4,537,683	1,577,363	3,465,257	1,514,959

(1) All share amounts and per share amounts disclosed above have been restated to reflect a one-for-thirty reverse stock split effected in June 2025. Refer to the Quarterly Report on Form 10-Q, for details.

Investors & Company Contacts:

IN8bio, Inc.

Patrick McCall

646.933.5603

pfmccall@IN8bio.com

Media Contact

Kimberly Ha

KKH Advisors

917.291.5744

kimberly.ha@kkhadvisors.com

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